Exhibit 10.11

LOAN AGREEMENT ’I“I IIS LOAN AGKE MLN L is made on the 2'“’ day o1 March, 2022 sr . ai' fRADINfl PTE LIMITED, II CO 1 â 4 Qñ 11 y incorporated in Singapore with company number 1995061 () 3 W, whose registered office and cori“espoi 3 dClâCU ddclress is located at 1 Paya Lebar Link # 04 - 01 Paya 1 . eba 1 ‘ QuartCl‘ 1 SiIigñQOrc 408533 (the “Lender”) ; and TEM ELECTRONICS (M) SDN BUD, a company incorporated in Malaysia with company niiUaber 365460 T, whose registei‘cd address and corrcspondence address is located at 119A & C Lorong Macalister 10400 George 4“own Pulau 1*inang and Lot A99, Jalan 2A - 3, f.ot A101 & Al 02, Jalan 2A, Kawasan Perusahaan MIEL Sungai Lalang, 08000 Sungai Petani, Kedah Darttl Aman, Malaysia respectively (the “Borrower”). The Lender and the Borrower are entering this loan agrecment (“Loan Agreemcnt”) 1n writing ef all the terms of the Loan Agreeiiient as follows: - 1. Ameunt of the Loan iJnlted States dollars "two Hundred Thousand Only (US $ 200 , 000 ) (the "Loan”) . The Loan is subject to review at any time and to the Lender's overriding right of witlidiawal and immediate repayment on deiiiancL 2. Date of the Making of this moan Agreement 2 nd March 2022 3. Date of the Making or the Loan 2"’ March 2022 4. kepavnient "fhe principal amount of the Loan plus any unpaid interest shall, be repaid on or before 1st March 2024 (the “Last Repayment Date”). 5. Interest 5.1 The rate of interest on the Loan is four point five per cent ( 4 . 5% ) per annum from the date of drawdown until rcpayment in full and shall be calculated on the actual number of days elapsed and on the basis of a 360 - day year, including the date of drawdown but cxcluding the Last Repayment Date .

5.2 1 he interest accrued on this I own Agreeiiient shall be payable by thc Borrower to the Leader on thc Last Repayment Date . subject to the Lcnder's overriding right of immediate repayment or demand . 6. ace o Ne o i 1 o 1 i d ction of t 1 e I a A r en nt hot A 99 , . Ia 1 an 2 A - 3 , Lot A IN 1 & AI 02 , . Ialan 2 A, Kawasan Pcrusahaan MIEL Sungai Lalang, 05000 Sungal Petani, Kedali Darul Arran , Malaysia 7. Drawdown The Loan can be fully drawn down on 2 " d March 2022 as pcr the Bori‘ower“s directions . 8. c P e n a i t/EDcIi t The Loan may be prepaid, without prepayment penalty . with accrued interest up to and including the date of prepayment on the outstanding balance of the Loan by giving Lender fourteen (14) days of prior notice in writing . 9. Wl ole A ee en i d Seve 1 4 his Loan Agreement and the documents contemplated hereby constitute the whole and entire agreement between thc Lender and the Borrower in respect of the Loan and cancel and supersede any prioi agreements and undcrtakings, whether written or oral, in respect thereof . If any provision hereunder is or becomes prohibited or unenforceable in any jurisdiction, such pioliibition and uneliforceability shall not invalidate or render unenforceable the provision concernecl in any other jtirisdiction, nor shall it invalidate, affect or impair thc othCi fClTlhiflilig provisiOnS . 10. Governing law and JurisdictlOn This Loan Agreement shall be governed by and consti tied in accordance with the laws of Singapore and the parties hereto irrevocably submit to the non - exclusive jurisdiction of the Singapore Courts .

IN WITNESS whereof the parties have executed this Loan Agrccirent the day and ycar first above written. SIGNED BY For and on behalf of SEAP TRADING P'i E LTD In the presence of: - SIGNED BY Foi and on laehalf of TEM ELECTRONICS (M) SDN BHD ) the presence of : -